Exhibit 10.5

IHS Inc.

2004 Directors Stock Plan

Amended and Restated

1. Purpose of this Plan.

        This IHS Inc. 2004 Directors Stock Plan (as from time to time amended, this “Plan”) is a sub-plan under the IHS Inc. 2004 Long-Term Incentive Plan (as from time to time amended, the “2004 LTIP”). Awards under this Plan shall be granted in accordance with the 2004 LTIP, including Section 13 thereof, and shall constitute Nonemployee Director Awards. Unless defined in this Plan, capitalized terms shall have the same meanings ascribed to them in the 2004 Plan.

2. Effective Date; Eligibility.

        (a)   This Plan is effective as of December 1, 2004 (the “Plan Effective Date”).

        (b)   Only Nonemployee Directors shall be eligible to participate in this Plan.

3. Awards.

        (a)   On December 29, 2004:

        (i)    Each Nonemployee Director who was elected to the Board on or before November 18, 2004 shall receive eight thousand (8,000) Shares of Restricted Stock.

        (ii)   Each Nonemployee Director who was elected to the Board on or after November 22, 2004 but prior to November 30, 2004 shall receive five thousand (5,000) Shares of Restricted Stock.

        (iii)  Each Nonemployee Director who was a Nonemployee Director as of December 1, 2004 shall receive four thousand five hundred (4,500) Shares of Restricted Stock, in addition to the Shares of Restricted Stock that he may have received under Sections 3(a)(i) or 3(a)(ii).

        (b)   On each December 1, commencing with December 1, 2005:

(i) [deleted]

(ii)   Each Nonemployee Director shall receive (A) an Award consisting of RSUs whose underlying Shares shall have, on the date of grant, a FMV equal to $100,000 and (B) an annual retainer Award consisting of an amount in cash equal to $60,000, which Cash-Based Award may be converted into deferred stock units (“DSUs”) in accordance with Section 4(c) or deferred in accordance with Section 4(d); provided that he was duly elected to continue as a Director at the annual meeting of stockholders of the Company immediately preceding such December 1 (or pursuant to a written consent of the stockholders of the Company in lieu thereof).

        (iii)  For purposes of this Plan, “FMV” means, in accordance with Section 2.19 of the Plan, the fair market value of a Share, as determined in good faith by the Committee. In determining FMV, the Committee may consider such valuation methodologies and factors as it deems appropriate, which may include one or more of the methodologies and/or factors listed in Exhibit A attached hereto, and, if desired by the Committee, may take into consideration the advice of third-party advisors.

        (c)   Any Nonemployee Director who is elected to fill a vacancy or a newly created directorship in the interim shall receive, effective as of the date of such election, a prorated Award under Sections 3(a)(iii) or 3(b)(ii), as applicable, based upon the number of full months he shall serve as a Director between the month in which he is elected and the next December 1.

        (d)   All Shares of Restricted Stock, RSUs, DSUs and Cash-Based Awards under this Plan are subject to the terms and conditions set forth in Section 4.

        (e)   Each Restricted Stock or RSU grant under this Plan shall be evidenced by an Award Document. An acceptable form of an Award Document for a Restricted Stock grant is attached hereto as Exhibit B, and an acceptable form of an Award Document for a RSU grant is attached hereto as Exhibit C.

(f)    Each Nonemployee Director shall receive on the date he or she is elected to the Board for the first time a one-time Award consisting of RSUs whose underlying Shares shall have, on the date of such election, a FMV equal to $100,000.

4. Terms and Conditions of Awards.

        (a)    Restricted Stock.

        (i)    Shares of Restricted Stock granted under Section 3(a) shall be unvested and forfeitable until ten (10) days after the earlier of (x) the Participant attains age fifty-five (55) and completes at least five (5) years service as a Director or (y) the Participant resigns from the Board or ceases to be a Director, in either case, by reason of the antitrust laws, compliance with the Company’s conflict of interest policies, death or Disability, at which time (the “Restricted Stock Vesting Date”) such Shares shall be considered vested and non-forfeitable. If a Participant terminates his service as a Director without satisfying the conditions contained in clause (x) above and other than in connection with an event described in clause (y) above, then (A) his Restricted Stock shall be forfeited without any payment therefor and (B) for purposes of Section 4.2 of the 2004 LTIP, the Shares of Restricted Stock shall again be available for issuance under the 2004 LTIP.

For purposes of this Plan, “Disability”, with respect to a Nonemployee Director, shall mean a mental or physical illness that renders him totally disabled for six (6) consecutive months.

        (ii)   Shares of Restricted Stock shall carry full voting and dividend rights; provided, however, that any cash dividends with respect to any such Shares of Restricted Stock shall be reinvested in Shares (“Dividend Shares”) and any such Dividend Shares and any stock dividends with respect to any Shares of Restricted Stock shall be subject to the same restrictions as the underlying Shares of Restricted Stock.

        (iii)  Shares of Restricted Stock shall not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant until the Restricted Stock Vesting Date; provided, however, that they shall be transferable (A) by will or by the laws of descent and distribution; or (B) to (1) a member of such Participant’s immediate family (as defined in Rule 16a-1(e) under the Exchange Act); (2) a trust in which one or more permitted transferees described in clause (1) in the aggregate have more then fifty percent (50%) of the beneficial interest; (3) a foundation in which one or more of the permitted transferees described in clause (1) and such Participant in the aggregate control the management of the assets and (4) any other entity in which one or more permitted transferees described in clause (1) and such Participant in the aggregate own more then fifty percent (50%) of the voting interests; provided that any permitted transferees described in any of the foregoing four clauses shall be subject to the same terms and conditions of this Award to which such Participant is subject (e.g., restrictions on transfer, forfeiture, “put”, “call” and “drag-along” rights, etc.).

        (iv)  Shares of Restricted Stock shall be held for a Participant by the Company (or its designee) and shall be evidenced by book-entry in the Company’s books. The Participant in whose name such Shares are registered shall execute a stock power or other instrument of assignment endorsed in blank which shall permit transfer to the Company of all or any portion of such Shares that shall be forfeited pursuant to Section 4(a)(i).

        (v)   By receiving an Award of Restricted Stock, the Participant shall, to the extent applicable, be deemed to (A) acknowledge that such Shares have not been registered under the Securities Act or any other applicable securities or “blue sky” laws; (B) represent and warrant that such Participant has acquired such Shares without a view to the offer, offer for sale, or sale in connection with, the distribution of such Shares, and that such Participant shall hold such Shares indefinitely unless subsequently registered under the Securities Act or such other applicable securities or “blue sky” laws, or unless exemption from such registration is available; (C) acknowledge that the Company does not currently file, and does not in the foreseeable future contemplate filing, periodic reports in accordance with the provisions of Section 13 or 15(d) of the Exchange Act; and (D) understand that the Company has not agreed to register any of its securities for distribution in accordance with the provisions of the Securities Act or to take any actions respecting the obtaining of an exemption from registration for such securities or any transaction with respect thereto.

        (vi)  To the extent applicable, in addition to any other legend that may be required, any certificate for Shares of Restricted Stock issued to a Participant shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY FOREIGN OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. IN ADDITION, THE SALE OR TRANSFER OF THIS SECURITY REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE IHS INC. 2004 LONG-TERM INCENTIVE PLAN (THE “2004 LTIP”), THE IHS INC. 2004 DIRECTORS STOCK PLAN (THE “2004 DIRECTORS PLAN”), A SUB-PLAN OF THE 2004 LTIP AND THE RESTRICTED STOCK AWARD AWARDED UNDER THE 2004 LTIP AND THE 2004 DIRECTORS PLAN, COPIES OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM IHS INC. OR ANY SUCCESSOR THERETO.

        (vii) As a condition to a Participant’s receiving an Award of Restricted Stock, he shall be required to execute and deliver an irrevocable proxy in the form provided by the Company, appointing Urvanos Investments Limited to vote the Shares that he receives in connection with his Award and any other Shares that he owns as of the date of the proxy or may acquire until the Expiration Date (as defined in the proxy). The proxy shall automatically terminate on the Expiration Date.

        (b)    RSUs.

        (i)    Each RSU granted under Section 3(b) shall represent a Participant’s right to receive one Share, which right shall be unvested and forfeitable until the first anniversary of the date of grant (the “RSU Vesting Date”). If a Participant terminates his service as a Director prior to the RSU Vesting Date, then (1) his RSUs shall be forfeited without any payment therefor and (2) for purposes of Section 4.2 of the 2004 LTIP, the Shares underlying such RSUs shall again be available for issuance under the 2004 LTIP.

        (ii)   Following the RSU Vesting Date, the Shares underlying a Participant’s RSUs shall be delivered to him on the tenth (10th) day following his termination of service as a Director for any reason, including for death or Disability (the “RSU Delivery Date”).

        (iii)  RSUs shall carry no voting rights.

        (iv)  RSUs shall be credited with Dividend Equivalents, which shall have the same unvested or vested status as the underlying RSUs. Dividend Equivalents shall be paid out in the form of Shares (or such other cash, securities or other property that may be or become the consideration for such Shares in the event of an acquisition of the Company or its successor) at the same time that the Shares underlying the RSUs are delivered.

        (v)   RSUs, and the Shares underlying such RSUs, may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant until the RSU Delivery Date.

        (c)    DSUs.

        (i)    A Participant may elect to convert his annual retainer Award into DSUs whose underlying Shares shall have, on the date of grant, a FMV equal to $60,000; provided that such election is made before the close of the calendar year preceding the calendar year in respect of which the annual retainer Award is made. Each DSU shall represent such Participant’s right to receive one Share, which right shall be fully vested and non-forfeitable.

        (ii)   The Shares underlying a Participant’s DSUs shall be delivered to him on the tenth (10th) day following his termination of service as a Director for any reason, including for death or Disability (the “DSU Delivery Date”).

        (iii)  DSUs shall carry no voting rights.

        (iv)  DSUs shall be credited with Dividend Equivalents, which shall also be fully vested and non-forfeitable. Dividend Equivalents shall be paid out in the form of Shares (or such other cash, securities or other property that may be or become the consideration for such Shares in the event of an acquisition of the Company or its successor) at the same time that the Shares underlying the DSUs are delivered.

        (v)   DSUs, and the Shares underlying such DSUs, may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant until the DSU Delivery Date.

        (d)   Deferral of Annual Retainer Award. A Participant may elect to defer payment of his annual retainer Award; provided that such election is made before the close of the calendar year preceding the fiscal year in respect of which the annual retainer Award is made. Such annual retainer Award shall be paid to such Participant in accordance with his deferral election, which date of payment shall be (i) a specified date that is at least two (2) years following the date of election, (ii) on the tenth (10th) day following his termination of service as a Director for any reason, including for death or Disability, (iii) the occurrence of an unforeseeable emergency resulting in severe financial hardship, to the extent necessary to relieve the hardship and pay any applicable taxes or (iv) in the event of a Change in Control; provided that for purposes of this Section 4(d)(iv), if such payment is not permitted under the regulations promulgated by the Treasury Secretary pursuant to federal legislation currently referred to as the American Jobs Creation Act of 2004 (the “Jobs Act Regulations”), then such payment shall be made in accordance with Section 4(d)(ii).

        (e)   ”Put”, “Call” and “Drag-Along” Rights.

        (i)    If no Listing Event (as defined below) occurs on or prior to the Relevant Date (as defined below), then each Participant shall have the one-time right and option to sell to the Company, and to cause the Company to purchase, all of the Shares held by him (including, for these purposes, any Shares underlying RSUs or DSUs) as of such date (the “Put Right”). The Put Right may be exercised by such Participant delivering written notice (a “Put Notice”) to the Company within twenty (20) calendar days following the Relevant Date (the “Put Deadline”) and shall expires at 11:59 pm of the Put Deadline. The Company shall, by written notice to such Participant, fix a closing date (the “Put Closing Date”) for the purchase, which shall be not less than two (2) days after the date of receipt of the Put Notice. The Shares subject to the Put Notice shall be purchased by the Company at a purchase price (the “Put Purchase Price”) equal to the FMV of such Shares at the FMV Determination Date (as defined below) immediately preceding the date of the Put Notice. The Put Purchase Price shall be payable in cash on the Put Closing Date.

        (ii)   If no Listing Event occurs on or prior to the Relevant Date, then the Company shall have the exclusive one-time right and option to purchase from each Participant, and to cause each Participant to sell, all or a portion of the Shares held by you (including, for these purposes, any Shares underlying RSUs or DSUs) as of such date (the “Call Right”). The Call Right may be exercised by the Company delivering to such Participant written notice (a “Call Notice”) within twenty (20) calendar days following the Relevant Date (the “Call Deadline”) and shall expire at 11:59 pm of the Call Deadline. The Call Notice shall indicate the number of Shares which the Company intends to purchase from such Participant and the closing date (the “Call Closing Date”) for the purchase, which shall be not less than two (2) days after the date of the Call Notice. The Shares subject to the Call Notice shall be purchased by the Company at a purchase price (the “Call Purchase Price”) equal to the FMV of such shares at the FMV Determination Date immediately preceding the date of the Call Notice. The Call Purchase Price shall be payable in cash on the Call Closing Date.

        (iii)  Subject to Section 4(e)(iv), in the event of a Change in Control, all Shares of Restricted Stock shall vest in full and be free of restrictions (and, in the case of RSUs and DSUs, a Participant’s right to receive the Shares underlying such RSUs and DSUs, as applicable, shall be accelerated such that he shall receive such Shares immediately prior to the closing of the acquisition transaction (at which time such RSUs and/or DSUs shall automatically be cancelled)), and such Participant shall participate in the acquisition to the extent of and in the same manner as all other stockholders of the Company. If a Change in Control occurs prior to a Listing Event, then the Company shall have the exclusive right and option to require each Participant to sell or otherwise transfer to the acquiring party(ies) effecting such Change in Control (the “Acquiror”) all or a portion of such Shares held (including, for these purposes, any Shares underlying RSUs or DSUs) as of the effective date of such Change in Control, in each case for the same consideration per Share and on the same terms and conditions as all other Company stockholders (the “Drag-Along Right”). The Drag-Along Right may be exercised by the Company delivering to such Participant written notice (the “Drag-Along Notice”), specifying the number of Shares which will be sold or otherwise transferred by such Participant to the Acquiror, the consideration per Share and the closing date for such sale or other transfer, which shall be not less than two (2) days after the date of the Drag-Along Notice. The Shares subject to the Drag-Along Notice shall be sold or otherwise transferred to the Acquiror in accordance with the terms of the Drag-Along Notice.

        (iv)  The delivery date of any Shares underlying RSUs and DSUs shall accelerate only if such acceleration is permitted under the Jobs Act Regulations. If the acceleration of such delivery date is not permitted under such Jobs Act Regulations, then on the tenth (10th) day following his termination of service as a Director of the Company (or its successor) for any reason, including for death or Disability, for each Share underlying RSUs or DSUs, as applicable, a Participant shall receive the same per share consideration received by the Company’s stockholders for each Share in the acquisition (at which time such RSUs and/or DSUs shall automatically be cancelled).

        (v)   For purposes of this Section 4(e), the following terms shall have definitions set forth below:

        (A)  ”FMV Determination Date” means the applicable date on which FMV is determined by the Committee for purposes of this Section 4(e).

        (B)  ”Listing Event” means the occurrence of the listing or quoting of Shares on any established stock exchange (including, without limitation, the New York Stock Exchange) or a national market system (including, without limitation, The Nasdaq National Market or The Nasdaq Small Cap Market of The Nasdaq Stock Market) on which securities are listed or quoted.

        (C)  ”Relevant Date” means, with respect to a Participant (x) for purposes of Shares of Restricted Stock, such Participant’s Restricted Stock Vesting Date and (y) for purposes of RSUs and DSUs, the date that is the tenth (10th) day following such Participant’s termination of service as a Director for any reason, including for death or Disability.

5. Amendment, Termination, Suspension and Termination.

Awards under this Plan are subject to Article 19 of the 2004 LTIP.

6. Miscellaneous.

        (a)   No Right to Nomination. Nothing contained in this Plan shall confer upon any Director the right to be nominated for re-election to the Board.

        (b)   Duration of This Plan. Unless sooner terminated as provided in this Plan, this Plan shall terminate ten (10) years from the Plan Effective Date. After this Plan is terminated, no Awards may be granted, but any Award previously granted shall remain outstanding in accordance with the terms and conditions of this Plan and such Award’s Award Document.

EXHIBIT A

VALUATION METHODOLOGIES

Under specified circumstances, the Committee will determine the FMV of Shares in good faith in its sole discretion. In order to determine FMV in the absence of a public trading market, the Committee will consider the following methodologies in determining FMV.

1.

A specific valuation calculation using the Discounted Future Returns approach will be completed. This approach is based on historical and projected financial performance, normalized for non-recurring gains and losses. This methodology presumes that the value of the Company is equal to the present value of projected future earnings, plus the present value of the estimated residual worth.

2.

An analysis of the valuation of competitors and/or comparable public company’s will be completed. This approach will emphasize the ratios of: a) price to normalized EBITDA, b) price to normalized net income, and c) price to sales. Consideration will then be given to whether any adjustments are necessary to more closely align the valuation multiples with the Company.

3.

The Committee will assess relevant economic and industry factors applicable to each of the major divisions and consider their impact on valuation.

4.

The Committee will assess whether there are other known purchase/ sale transactions of analogous businesses or business segments where specific information is public or otherwise available and assess the affect this information may have on the valuation of the Company.

5.

The Committee will evaluate current offers to purchase the Company, if any, and determine what effect this information may have on the valuation of the Company.

6.

The Committee may consider the range of valuation of the Company’s equity using one or more other equity valuation techniques, as such board (or committee) deems appropriate. Such board (or committee) may also, if it deems appropriate, take into consideration the advice of third party advisors.

7.

In the case of a Change in Control, the FMV of the Company will equal the sale price received for the Company by the selling entity, net of transaction expenses. In the event the Change in Control involves the sale of the Company, together with affiliates that are not the Company’s subsidiaries, such board (or committee) will determine in its sole discretion the amount of the sale price allocable to the sale of the Company.

The Committee will assess the range of valuations indicated by the above methodologies and select what it deems to be the most representative indicator of fair market value.

EXHIBIT B

IHS INC.
DIRECTORS STOCK PLAN

AWARD DOCUMENT—RESTRICTED STOCK

Nonemployee Director Name:	[Full Name]

Address:	[Address]

Grant Date:	/ /20

Number:	________ Shares of Restricted Stock

FMV per Share:	$ per Share

Total FMV of Award:	$

IHS INC.

By:

Name:
Title:

EXHIBIT C

IHS INC.
DIRECTORS STOCK PLAN

AWARD DOCUMENT—RSUs

Nonemployee Director Name:	[Full Name]

Address:	[Address]

Grant Date:	/ /20
Number:	________ Shares underlying RSUs

FMV per Share underlying RSUs:	$ per Share

Total FMV of Award:	$

IHS INC.

By:

Name:
Title: